SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (this “Agreement”) is made as of March 5, 2015 (“Effective Date”) is made by World Moto, Inc., a Nevada corporation (the “Company”), in favor of Redwood Management, LLC , in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the “Purchaser” (as defined below) party to the Securities Purchase Agreement, dated as of March 5, 2015 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”).

RECITAL

            A.               The Company and Redwood Management, LLC (“Purchaser”) are parties to the Purchase Agreement, pursuant to which the Company shall be required to sell, and the Purchaser shall purchase or have the right to purchase, the “Debentures” (as defined therein) issued pursuant thereto (as such Debentures may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Debentures”).

            B.               The parties have agreed that the Company’s obligations under the Debentures will be secured by the Company’s grant to the Collateral Agent, for itself and for the benefit of the Purchaser, of a security interest in and to certain Collateral (as defined below), pursuant to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

            1.           SECURITY.

                          1.1        Grant of Security Interest. As security for the prompt and punctual payment and performance of all Indebtedness (as defined below) of the Company to the Purchaser when and as due under the Debentures, the Company hereby grants to the Collateral Agent, for the benefit of the Purchaser, a security interest in the Collateral (as defined below). For purposes of this Agreement, “Indebtedness” means all obligations and liabilities of the Company to the Purchaser under (i) the Debentures, and (ii) this Agreement. Notwithstanding anything to the contrary herein, until the Indebtedness has been fully satisfied (including the Debentures no longer being outstanding), the Company may not grant a security interest in the Collateral that is senior to or pari passu to the Debentures.

                          1.2        Collateral Defined. As used in this Agreement, the term “Collateral” means, collectively, wherever located, whether now owned or hereafter acquired or now existing or hereafter acquired or created, all right, title and interest of the Company in and to all of its assets, including, without limitation: (i) accounts, chattel paper, deposit accounts, documents, general intangibles (including, but not limited to intellectual property, payment intangibles, software, licenses, franchises and customer information), goods (including, but not limited to equipment, fixtures and inventory), instruments, investment property, letter-of-credit rights, money, other personal property, software, any commercial tort claims; (ii) to the extent not referred to in clause (i) of this sentence, all (A) supporting obligations and incidental property rights incident to, arising or accruing pursuant to or otherwise relating to any of the things referred to in clause (i) of this sentence, whether arising or accruing from any action taken by the Company or the Collateral Agent or otherwise, (B) proceeds of any of the items referred to in clauses (i) and (ii)(A) of this sentence and (C) books and records relating to any of the items referred to in clauses (i) and (ii)(A) and (B) of this sentence.

                          1.3        Collateral Agent Rights. The Collateral Agent is hereby authorized to file one or more UCC-1 Financing Statements with the Secretary of State of the State of Nevada evidencing and providing notice of the security interest granted pursuant to this Agreement in the Collateral.

                          1.4        Release of Collateral. Upon the full and final discharge of all of the Indebtedness, the Collateral Agent will execute and deliver such documents as may be reasonably necessary and requested by the Company to release the Collateral from the security interest granted to the Collateral Agent in this Agreement.

                          1.5        Termination. When all the Indebtedness has been paid in full and discharged, this Agreement and the security interest granted to the Collateral Agent hereunder will terminate and a UCC-3 Termination Statement shall be filed by Collateral Agent to indicate the termination of the security interest created hereby.

            2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Collateral Agent that the statements contained in the following paragraphs of this Section 2 are all true and correct immediately prior to the execution of the Debenture.

                          2.1        Title. The Company owns all right, title and interest in and to the Collateral.

                          2.2        Right to Grant Interest. The Company has the right to grant the security interest under this Agreement to Collateral Agent in the Collateral.

                          2.3        No Bankruptcy. Company is not subject to any bankruptcy case or insolvency proceedings before any court in any jurisdiction. In the ninety (90) days preceding the date of this Agreement, the Company has not received any threat from any third party to subject the Company to any involuntary bankruptcy or insolvency proceeding.

            3.           COVENANTS OF THE COMPANY. So long as any of the Company Indebtedness to the Purchaser has not been fully satisfied, the Company covenants and agrees with the Collateral Agent that:

                          3.1        Payment of Indebtedness. The Company will pay all Indebtedness when due under the Debentures;

                          3.2        Condition of Collateral. The Company will maintain the Collateral in good condition and repair;

                          3.3        Further Assurances. The Company will execute and deliver such documents as the Collateral Agent deems necessary to create, perfect and continue the security interests granted by this Agreement;

                          3.4        Taxes. The Company will pay all taxes due and owing by the Company at such time as they become due.

                          3.5        No Sale or Transfer. The Company will not to sell, offer to sell, or otherwise transfer the Collateral, except in the ordinary course of business;

                          3.6        Books and Records. The Company will keep, in accordance with accounting principles consistently applied, complete and accurate books and records regarding all Collateral;

                          3.7        Inspection. The Company will permit the Collateral Agent and its designees at all reasonable times to inspect the Collateral and Debtor’s books and records relating to Collateral, and to audit and make copies or extracts from such books and records

            4.           RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

                          4.1        General Remedies. Subject to the security interests of the holders of the Debentures set forth on Schedule 4.1 (the “Existing Debentures”), in the event of an occurrence (and during the continuance) of an Event of Default (as defined in the Debentures), in addition to exercising any other rights or remedies the Purchaser may have under the Debentures, at law or in equity, or pursuant to the provisions of the Uniform Commercial Code, the Collateral Agent may, at its option, and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds; (ii) take possession of the Collateral wherever it may be found, using all reasonable means to do so, or require the Company to assemble the Collateral and make it available to the Collateral Agent at a place designated by the Collateral Agent that is reasonably convenient to the Company; (iii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iv) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale; (v) institute a suit or other action against the Company for recovery on the Debenture or to obtain possession or effect a sale of the Collateral; (vi) exercise any rights and remedies of a Company under the Uniform Commercial Code; and/or (vii) offset, against any payment due from the Company to the Collateral Agent, the whole or any part of any Indebtedness of the Collateral Agent to the Company.

                          4.2        No Election of Remedies. The election by the Collateral Agent of any right or remedy will not prevent any Purchaser from exercising any other right or remedy against the Company.

                          4.3        Proceeds. If an Event of Default occurs (and is continuing), subject to the rights of the Existing Debentures, all proceeds and payments with respect to the Collateral will be retained by the Collateral Agent (or if received by the Company will be held in trust and will be forthwith delivered by the Company to the Collateral Agent in the original form received, endorsed in blank) and held by the Collateral Agent as part of the Collateral or applied by the Collateral Agent to the payment of the Indebtedness.

                          4.4        Sales of Collateral. Any item of Collateral may be sold for cash or other value at public or private sale or other disposition and the proceeds thereof collected by or for the Collateral Agent as provided in the Uniform Commercial Code or under other applicable law. The Company agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as the Collateral Agent may reasonably require in connection with any such sale or disposition. The Collateral Agent will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company hereby waives any prior notice periods, to the extent allowable by applicable law.

                          4.5        Application of Proceeds. The proceeds of all sales and collections in respect of the Collateral, the application of which is not otherwise specifically herein provided for, will be applied as follows: (i) first, to the payment of the costs and expenses of such sale or sales and collections and the actual attorneys’ fees and out-of-pocket expenses incurred by the Collateral Agent relating to costs of collection; (ii) second, any surplus then remaining will be applied to the payment of all unpaid principal under the Debenture; and (iii) third, any surplus then remaining will be paid to the Company.

            5.           GENERAL PROVISIONS.

                          5.1        Appointment of Collateral Agent. Purchaser hereby (a) appoints the Collateral Agent, as the collateral agent hereunder, and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser’s behalf in accordance with the terms hereof. The Collateral Agent shall not have, by reason hereof, a fiduciary relationship in respect of any Purchaser. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Purchaser for any action taken or omitted to be taken in connection hereof except to the extent caused by its own gross negligence or willful misconduct, and Purchaser agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Purchaser,; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person (as defined in the Purchase Agreement), and with respect to all matters pertaining to this Agreement and its duties hereunder or thereunder, upon advice of counsel selected by it.

                          5.2        Resignation of Collateral Agent. The Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least ten (10) business days’ prior written notice to the Company and the Purchaser. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below. The Purchaser may, by written consent, remove the Collateral Agent from all its functions and duties hereunder.

                          (a)        Upon any such notice of resignation or removal, the Purchaser shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of this Section 5(a) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

                          (b)        If a successor collateral agent shall not have been so appointed within ten (10) business days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Purchaser appoints a successor collateral agent as provided above.

                          (c)        In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 5.2 that is not a Purchaser or an affiliate of any Purchaser ( the Collateral Agent (or its successor)notifies the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 5.2), the Company covenants and agrees to promptly take all actions reasonably requested by the Purchaser or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by the Company executing a collateral agency agreement or similar agreement and/or any amendment hereto reasonably requested or required by the successor Collateral Agent.

                          5.3        Survival of Warranties. The representations, warranties and covenants of the Company and the Collateral Agent contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Collateral Agent or the Company, as the case may be.

                          5.4        Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                          5.5        Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada, without reference to principles of conflict of laws or choice of laws and, to the extent applicable, by federal law.

                          5.6        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                          5.7        Headings. The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                          5.8        Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page hereto, or, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

                          5.9        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                          5.10      Further Assurances. From and after the date of this Agreement, upon the request of the Collateral Agent or the Company, the Company and the Collateral Agent shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                          5.9        Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by the parties.

                          5.10      Delay or Omission. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this SECURITY AGREEMENT to be executed and delivered as of the date first above written.

COMPANY:

WORLD MOTO, INC.
a Nevada corporation

By: ____________________________________________
Name:
Title:

Agreed and accepted by:

COLLATERAL AGENT:

REDWOOD MANAGEMENT, LLC

By: ___________________________________
       Name:
       Title:

[SECURITY AGREEMENT]

Agreed and accepted by:

PURCHASER:

REDWOOD MANAGEMENT, LLC

By: ___________________________________
       Name:
       Title:

[SECURITY AGREEMENT]

Schedule 4.1

Existing Debentures

Debentures, dated April 4, 2014, in the aggregate principal amount of $543,479, issued to Dominion Capital LLC and Redwood Management, LLC.

Debentures, dated December 11, 2014, in the aggregate principal amount of $543,479, issued to Dominion Capital LLC and Redwood Management, LLC.

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